Exhibit 10.2(B)

Confidential

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as October 2, 2014 (the “Effective Date”), is entered into by and between Zynerba Pharmaceuticals, Inc. (the “Employer”), a Delaware corporation, and Armando Anido (the “Employee”).

Recitals

WHEREAS, the Employee is presently employed by the Employer as the Chief Executive Officer and Chairman of the Board of the Employer, pursuant to that certain Employment Agreement dated September 4, 2014 (the “Employment Agreement”), the terms of which are incorporated herein by reference.

WHEREAS, the Employer and the Employee desire to amend the Employment Agreement in certain respects.

WHEREAS, Section 11 of the Employment Agreement permits the Employer and the Employee to amend the Employment Agreement pursuant to a written agreement executed by both parties.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Amendment hereby agree as follows:

1.                                      Sections 3(b) (iii), (iv) and (v) (Incentive Compensation) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

“3(b)(iii)                                       Upon the Effective Date of this Amendment, employee shall receive 625,000 shares (subject to pro rata adjustment if the Series 1 private placement yields more than or less than $13,000,000) of restricted common stock of Employer (which shall be Restricted Stock Units or Restricted Stock Awards, at the discretion of Employee; hereinafter collectively, the “RSAs”), which shares shall be subject to vesting over a four-year period as follows: the restrictions shall lapse as to twenty-five percent (25%) of the RSAs upon the closing of the sale of shares of Employer’s common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”).  The remaining restrictions shall lapse ratably over twelve quarters following the closing of the IPO.  The RSAs will be issued pursuant to a Grant Instrument, the terms of which are attached hereto as Exhibit A.

3(b)(iv)                                            Upon the Effective Date of this Amendment, Employee shall receive non-qualified stock options to purchase an aggregate of 550,000 shares (subject to pro rata adjustment if the Series 1 private placement yields more than or less than $13,000,000) of Employer common stock at an exercise price of $2.116402 per share or the price per share paid in the Series 1 offering, whichever is lower, , and in accordance with the terms of a Non-qualified Stock Option Grant attached hereto as Exhibit B (the “Initial Options”); provided, however, that the exercise price per share of the Initial Options shall not be greater than the offering price of Employer’s stock in connection with any stock purchase or other private offering that closes on or immediately before the Effective Date .  Twenty-five percent (25%) of the Initial Options shall vest upon the closing of the IPO.  The remaining Initial Options shall vest ratably over twelve quarters following the closing of the IPO.

3(b)(v)                                               In addition, upon the closing of the IPO, Employer will provide Employee with additional non-qualified stock options to purchase an aggregate number of additional shares of Employer common stock such that, immediately subsequent to such closing of an IPO, Employee, should he exercise such options, shall hold at least 9.5% of the issued and outstanding capital stock of Employer on a Fully Diluted Basis (the “Additional Options”). The Additional Options will have the same terms as the Initial Options, provided that the Additional Options shall have a per share exercise price equal to the closing price of Employer common stock on the date of the grant (which shall be the closing date of the IPO) and shall vest ratably over sixteen quarters following the closing of the IPO.  Any options for employees that are issued in connection with the company’s IPO will be allocated to employees at the discretion of Employee consistent with the offer letter to Employee dated July 17, 2014, as amended on September 2, 2014.”

2.                                      Section 16 of the Employment Agreement (Notices) is hereby deleted in its entirety and replaced with the following:

“Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

If to the Employer:

Zynerba Pharmaceuticals, Inc.

170 N. Radnor Chester Road, Suite 350

Radnor, PA 19087
Attention:  General Counsel

If to the Employee:

Armando Anido

2219 Grubbs Mill Road

Berwyn, PA 19312”

3.                                      Except as expressly provided to the contrary in this Amendment all other terms and conditions of the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first above written.

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Terri B. Sebree
Terri B. Sebree

Title:	President

EMPLOYEE

/s/ Armando Anido
Armando Anido